UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                             FORM 8-K


                           CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  April 19, 2004

                      PURE CYCLE CORPORATION
      (Exact name of registrant as specified in its charter)




        DELAWARE               0-8814                    84-0705083
(State or other             (Commission                 (I.R.S. Employer
jurisdiction of              File Number)                Identification
incorporation or                                         Number)
organization)


8451 Delaware Street,
Thornton, CO                                       80260
(Address of principal                              (Zip Code)
executive offices)




    Registrant's telephone number, including area code: (303) 292-3456


                                 No Change
      (Former name or former address, if changed since last report)





Item 5.  Other Events and Regulation FD Disclosure

       THORNTON, COLORADO, April 19, 2004 -- Pure Cycle Corporation
(OTC Bulletin Board:   PCYL) announced today that it filed a
registration statement with the Securities and Exchange
Commission regarding a proposed underwritten public offering of 3,118,443 shares of its common stock. The Company will offer 700,000 shares of common stock and certain selling stockholders will offer 2,418,443 shares. The underwriters have an option to purchase from the Company up to an additional 467,767 shares to cover over-allotments. Flagstone Securities will be the managing underwriter.

       A copy of the prospectus may be obtained from either the Company or Flagstone Securities, 7733 Forsyth Boulevard, Suite
1950, St. Louis, Missouri 63105, telephone (314) 336-3120.

       A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

       Pure Cycle Corporation is engaged in providing water and wastewater services to customers located in the Denver metropolitan area, where its principal assets are located. The Company owns or controls approximately 29,000 acre feet of water in the Denver area as well as 70,000 acre feet of Colorado River water in western Colorado.

       This press release contains forward-looking statements regarding Pure Cycle, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding anticipated transactions. Actual results relating to these subjects may differ materially from those presented. Pure Cycle assumes no obligation to update this information.



SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
       Date:  April 19, 2004
Pure Cycle Corporation


By:		Mark W. Harding
                President

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